Exhibit 14(b)

May 22, 2018

VIA EDGAR

Division of Investment Management

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE:	John Hancock Variable Insurance Trust (the “Trust”) Registration Statement on Form N-14

Ladies and Gentlemen:

We consent to the filing of our tax opinions as exhibits to the Registration Statement on Form N-14 of the Trust to be filed with the Securities and Exchange Commission on or about May 22, 2018, and to the references made to our Firm therein and in any amendments thereto.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP

K&L GATES LLP

STATE STREET FINANCIAL CENTER ONE LINCOLN STREET BOSTON MA 02111

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